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                                    EXHIBIT 6

                                POWER OF ATTORNEY


         Know all men by these presents, that the undersigned hereby constitutes and appoints Melissa T. Parrish the undersigned's true and lawful attorney-in-fact , and hereby confirms and ratifies all actions heretofore taken by Melissa T. Parrish on behalf of the undersigned, with respect to:

         (1) executing for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or stockholder of any public company, including but not limited to Crescent Real Estate Equities Company, and in any and all other capacities of the undersigned (including but not limited to the undersigned's capacity as a director, officer, manager or member of any entity), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder;

         (2) executing for and on behalf of the undersigned, in any and all capacities of the undersigned (including but not limited to the undersigned's capacity as a director, officer, manager or member of any entity), any and all instruments, statements, forms, filings and other documents required by Section 13(d) of the Exchange Act and the rules thereunder, including but not limited to Schedules 13D;

         (3) doing and performing any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, Schedule 13D or other document and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

         (4) taking any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

         The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause of be done by virtue of this power of attorney and the rights and powers herein granted.

         This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 15th day of October, 2002.


                                                       /s/ Richard E. Rainwater